UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): August 28, 2015 (August 26, 2015)

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MOCON, INC.

(Exact name of registrant as specified in its charter)

Minnesota	000-09273	41-0903312
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7500 Mendelssohn Avenue North Minneapolis, MN	55428
(Address of Principal Executive Offices)	(Zip Code)

(763) 493-6370

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Amendment of a Material Definitive Agreement

On August 26, 2015, MOCON, Inc. (“MOCON”) entered into a Fourth Amendment to Credit Agreement (the “Fourth Amendment”) with Wells Fargo Bank, National Association (“Wells Fargo”), which amended the Credit Agreement (as amended, the “Credit Agreement”) between MOCON and Wells Fargo Bank, National Association (“Wells Fargo”) originally dated March 28, 2012. Pursuant to the Fourth Amendment, the revolving credit line available to MOCON under the Credit Agreement has been increased to $10 million and the maturity date of the credit line was extended to August 26, 2018.

MOCON and Wells Fargo also agreed to certain other matters as set forth in the Fourth Amendment, and the description of the Fourth Amendment set forth above is qualified by the Fourth Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated herein by this reference.

In connection with the execution of the Fourth Amendment, MOCON and Wells Fargo also entered into a Security Agreement (the “Security Agreement”) pursuant to which MOCON granted to Wells Fargo a security interest in certain shares of the stock of foreign direct and indirect subsidiaries of MOCON. The foregoing description of the Security Agreement is qualified by the Security Agreement filed as Exhibit 10.2 to this Current Report on Form 8-K and is hereby incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Fourth Amendment to Credit Agreement dated August 26, 2015 by and between MOCON, Inc. and Wells Fargo Bank, National Association.

10.2	Security Agreement dated August 26, 2015 by and between MOCON, Inc. and Wells Fargo Bank, National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOCON, INC.

Dated: August 28, 2015	By:	/s/ Elissa Lindsoe
Elissa Lindsoe
Vice President, Chief Financial Officer, Treasurer and Secretary

MOCON, INC.

CURRENT REPORT ON FORM 8-K

INDEX TO EXHIBITS

Exhibit No.	Description	Method of Filing

10.1	Fourth Amendment to Credit Agreement dated August 26, 2015 by and between MOCON, Inc. and Wells Fargo Bank, National Association.	Filed herewith.

10.2	Security Agreement dated August 26, 2015 by and between MOCON, Inc. and Wells Fargo Bank, National Association.	Filed herewith.

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